As filed with the Securities and Exchange Commission on May 27, 2009
                              Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                West Marine, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                   77-0355502
(State or other jurisdiction                     (I.R.S. Employer
 of incorporation or organization)                Identification No.)


         500 Westridge Drive                          95076-4100
      Watsonville, California                         (Zip Code)
(Address of Principal Executive Offices)


                                WEST MARINE, INC.
                          ASSOCIATES STOCK BUYING PLAN
                              (Full title of plan)


                                 Thomas D. Twedt
                                 DOW LOHNES PLLC
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                          Telephone number of agent for
                                    service:
                                 (202) 776-2000


                                               CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------
                                                      Proposed                Proposed
                                                  Maximum Offering            Maximum
     Title Of Security        Amount Being             Price Per           Aggregate Offering         Amount Of
     Being Registered         Registered(*)             Share(**)              Price(**)           Registration Fee
------------------------ --------------------- ------------------------ --------------------- -----------------------
      Common Stock,
     $0.01 Par Value            750,000                $5.48                  $4,110,000              $229.34

------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of shares of common stock, par value $.001, of West Marine as reported on the NASDAQ Global Market on May 22, 2009.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is being filed by West Marine, Inc. ("West Marine") to register 750,000 additional shares of West Marine's common stock, par value $0.001 per share, issuable pursuant to the West Marine, Inc. Associates Stock Buying Plan (the "Associate Plan"). Pursuant to General Instruction E, this Registration Statement incorporates by reference the contents of the previously-filed registration statements on Form S-8 (File Nos. 333-102108 and 333-143285), and all exhibits thereto, relating to the Associate Plan, which were previously filed with the Securities and Exchange Commission on December 20, 2002 and May 27, 2005, respectively.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 8.  Exhibits

Exhibit Number         Description of Exhibit
--------------         ----------------------
5.1                    Opinion of Dow Lohnes PLLC
10.1                   Associates Stock Buying Plan, as amended and
                       restated effective March 2002 (incorporated by reference to Exhibit 10.3 to West Marine's
                       Quarterly Report on Form 10-Q for the quarter ended
                       June 29, 2002)
10.2                   Amendment Number One to the Associates Stock Buying
                       Plan (incorporated by reference to Exhibit 10.2 to West Marine's Registration Statement on Form S-8
                       (Registration No. 333-143285))
10.3                   Amendment Number Two to the Associates Stock Buying
                       Plan (incorporated by reference to Exhibit 10.3 to West Marine's Current Report on Form 8-K dated
                       May 20, 2009 and filed May 21, 2009)
23.1                   Consent of Independent Registered Public Accounting Firm
23.2                   Consent of Dow Lohnes PLLC (contained in their opinion
                       in Exhibit 5.1)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, West Marine certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California on this 27th day of May, 2009.

                           WEST MARINE, INC.


                           By: /s/ Geoffrey A. Eisenberg
                               ------------------------------------
                               Geoffrey A. Eisenberg
                               President, Chief Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                 Capacity                                Date

/s/ Geoffrey A. Eisenberg                          President, Chief Executive                May 27, 2009
------------------------------------                  Officer and Director
Geoffrey A. Eisenberg                            (Principal Executive Officer)


/s/ Thomas R. Moran                                Chief Financial Officer,                  May 27, 2009
------------------------------------               Senior Vice President of
Thomas R. Moran                                           Finance
                                                 (Principal Financial Officer
                                                   and Principal Accounting
                                                          Officer)


/s/ David McComas                                         Director                           May 27, 2009
---------------------------
David McComas


/s/ Alice M. Richter                                      Director                           May 27, 2009
------------------------------------
Alice M. Richter


/s/ Peter Roy                                             Director                           May 27, 2009
------------------------------------
Peter Roy


/s/ Daniel J. Sweeney                                     Director                           May 27, 2009
------------------------------------
Daniel J. Sweeney


/s/ William U. Westerfield                                Director                           May 27, 2009
------------------------------------
William U. Westerfield


                                                                     Exhibit 5.1


                          [Dow Lohnes PLLC Letterhead]

                                  May 27, 2009


West Marine, Inc.
500 Westridge Drive
Watsonville, California  95076-4100

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel for West Marine, Inc., a Delaware corporation ("West Marine"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 750,000 shares (the "Shares") of Common Stock, $0.001 par value per share, being registered for issuance by West Marine pursuant to the West Marine, Inc. Associates Stock Buying Plan, as amended to date (the "Associate Plan"). At your request, we are providing this opinion to you for filing as an Exhibit to the Registration Statement.

         In preparing this opinion, we have reviewed (i) the Registration Statement, (ii) West Marine's Certificate of Incorporation and Bylaws, as amended to date, (iii) the Associate Plan, (iv) the unanimous written consent of the West Marine Board of Directors dated as of April 2, 2009, including, without limitation, the resolutions approving the Shares, and (v) a certificate from the corporate secretary of West Marine, dated May 27, 2009.

         As to matters of fact relevant to our opinion, we have relied upon oral representations of officers and other representatives of West Marine, without further investigation. With respect to our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware (the "Applicable Law"). Other than as specified above, we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body.

         In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the "Commission") in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Associate Plan.

         Based upon and subject to the foregoing and any other qualifications stated herein and assuming that (i) the Registration Statement will have become effective and comply with all applicable laws, and (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Associate Plan and in the manner stated in the Registration Statement, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Associate Plan, will be validly issued, fully paid and non-assessable, subject to the limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

         This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. Our opinion is expressly limited to matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to West Marine or the Shares.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm in the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                           Very truly yours,

                                           DOW LOHNES PLLC


                                           By: /s/ Thomas D. Twedt
                                               -------------------------------
                                               Thomas D. Twedt, Member

                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of West Marine, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of a new accounting standard) and the effectiveness of West Marine, Inc.'s internal control over financial reporting dated March 16, 2009, appearing in the Annual Report on Form 10-K of West Marine, Inc. for the fiscal year ended January 3, 2009.



/s/ Deloitte & Touche LLP
-------------------------------
Deloitte & Touche LLP
San Francisco, California
May 27, 2009